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                                                                    EXHIBIT 99.1

CC MASTER CREDIT CARD TRUST II - EXCESS SPREAD ANALYSIS - OCTOBER 2000

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Card Trust                                        CVMT 95-A     CVMT 95-B     CVMT 95-C     CVMT 96-A     CVMT 96-C     CVMT 98-A
Deal Size                                           $400 MM      $150 MM        $400 MM     $407.25 MM    $271.50 MM     $600 MM
Exp Final Pay Date                                 08/15/02     11/15/02       02/18/03      11/15/01     02/16/04       09/15/03

Excess Spread:
      Portfolio Yield                               22.22%       22.22%         22.22%        22.22%       22.22%         22.22%
      Less:   Blended Coupon                         6.88%        6.88%          6.89%         6.87%        6.86%          6.89%
              SVC Fees                               1.50%        1.50%          1.50%         1.50%        1.50%          1.50%
              Charge-offs                            8.35%        8.35%          8.35%         8.35%        8.35%          8.35%
                                                    ------       ------         ------        ------       ------         ------

Excess Spread:
              October                                5.49%        5.49%          5.48%         5.50%        5.51%          5.48%
              September                              3.31%        3.31%          3.30%         3.32%        3.33%          3.30%
              August                                 6.20%        6.20%          6.19%         6.21%        6.22%          6.20%
                                                    ------       ------         ------        ------       ------         ------
              3-MONTH AVG EXCESS SPREAD              5.00%        5.00%          4.99%         5.01%        5.02%          4.99%

Delinq      30 to 59 days                            2.21%        2.21%          2.21%         2.21%        2.21%          2.21%
            60 to 89 days                            1.62%        1.62%          1.62%         1.62%        1.62%          1.62%
            90+ days                                 2.94%        2.94%          2.94%         2.94%        2.94%          2.94%

Monthly Payment Rate                                14.28%       14.28%         14.28%        14.28%       14.28%         14.28%
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